Exhibit 99.1

For immediate release                             For more information, contact:
                                                              Investor Relations
                                                                  (972) 699-4041
                                                       Email: investor@kaneb.com

                       KANEB Reports Third Quarter Results

                                   Highlights

|X| KPP earnings per unit $0.69 for 3Q04, compared with $0.63 for 3Q03 |X| KSL earnings per share $0.57 for 3Q04, compared with $0.49 for 3Q03

DALLAS, TX (November 1, 2004) - KANEB today reported results for the quarter ended September 30, 2004. The KANEB Companies are Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P. (NYSE: KPP, "the Partnership"). Kaneb Services LLC's wholly owned subsidiary, Kaneb Pipe Line Company LLC, is the Partnership's General Partner.

"KANEB had an excellent third quarter. The Partnership achieved 10 percent bottom line growth and KSL experienced a 16 percent increase in income," said John R. Barnes, chairman and CEO of KANEB. "The KANEB companies are performing very well and delivering substantial value to our unitholders and shareholders."

Pursuant to the announcement earlier today by Valero L.P. (NYSE: VLI) and the KANEB companies (NYSE: KPP and NYSE: KSL) that they have executed definitive agreements to merge Valero L.P. and Kaneb Pipe Line Partners, L.P., and that Valero L.P. will purchase all of Kaneb Services' shares for cash, there will be a joint conference call this morning at 10:00 a.m. EST. This call will discuss the agreement, and the respective earnings of Valero L.P. and the KANEB companies, and will replace the KANEB conference call previously scheduled for Wednesday, November 3, 2004, at 10:00 a.m. EST. Anyone interested in listening to the presentation may call (800) 901-5218, passcode VALERO, or visit www.valerolp.com. Further information about the transaction is provided in a management presentation posted to the Valero L. P. website, and a link to this presentation is available on the KANEB website at www.kaneb.com.


3Q 2004 RESULTS FOR KANEB SERVICES LLC

For the quarter ended September 30, 2004, Kaneb Services LLC's distributions received from KPP, net of general and administrative expenses and parent company interest expense (see Supplemental Information in the attached table) increased to $6.4 million, compared with $5.6 million for the third quarter 2003. KSL reported net income was $6.8 million for the third quarter 2004, compared with $5.9 million for the third quarter 2003. Diluted earnings per share were $0.57 for the third quarter, compared with $0.49 for the same period last year.

For the nine months ended September 30, 2004, Kaneb Services LLC's distributions received from KPP, net of general administrative expenses and parent company interest expense (see Supplemental Information in the attached table) increased to $18.8 million, compared with $16.4 million for the same period in 2003. Revenues for the nine months were $759.6 million, compared with $651.7 million last year. For the nine month period in 2004, income before gain on issuance of units by KPP and cumulative effect of change in accounting principle (see Supplemental Information in the attached table) was $20.2 million, compared with $17.3 million for the nine month period in 2003. Reported net income for the nine months was $20.2 million, compared with $27.9 million in the prior year period.

KSL is a unique limited liability company, the only publicly traded, cash distributing entity taxed as a partnership that owns the general partner interest of another publicly traded master limited partnership. Its assets include the KPP general partner interest and incentive as well as 5.1 million Partnership units, a wholesale petroleum product marketing company, and a wholly owned subsidiary that manages and operates the pipeline and terminaling assets of KPP.

3Q 2004 RESULTS FOR KANEB PIPE LINE PARTNERS, L.P.

Kaneb Pipe Line Partners, L.P. reported revenues of $167.7 million for the third quarter 2004, compared with $140.4 million for the third quarter last year. Net income for the third quarter was $22.1 million, compared with $20.1 million for the third quarter last year. Net income per unit for the quarter was $0.69, compared with $0.63 for the same period last year. EBITDA increased (see Supplemental Information in the attached table) to $48.2 million for the third quarter 2004, compared with $45.2 million for the third quarter 2003.

For the nine months ended September 30, 2004, KPP revenues were $468.0 million, compared with $428.1 million last year. Reported net income for the nine months was $67.1 million, compared with $64.5 million in the prior year period. For the nine month period in 2004, net income per unit was $2.11 after a cumulative increase of 3 percent in the weighted average number of Partnership units outstanding, compared with $2.13 for the nine month period in 2003. EBITDA increased (see Supplemental Information in the attached table) to $144.0 million for the nine month period in 2004, compared with $138.5 million for the prior year period.

"The Partnership continues to acquire strategic assets, and in September, we closed two terminal acquisitions that add a combined capacity of 770,000 barrels. The first, a Linden, New Jersey terminal acquired from ExxonMobil Corporation, has very high historical throughput volume and allows us to realize significant synergies with our existing terminal in New York Harbor, which is interconnected with this new terminal. The second, the acquisition of Ross Chemical and Storage Company Ltd., added a chemical and petroleum storage terminal at Grangemouth in Scotland that strengthens our position as the leading terminal operator in that country and complements our existing terminals in Leith and Clydebank," said Edward D. Doherty, chairman and CEO of Kaneb Pipe Line Company LLC, the Partnership's General Partner.

Michael L. Rose, chief operating officer of Kaneb Pipe Line Company LLC, commented on KPP's third quarter performance: "The Partnership significantly increased revenues this quarter, which largely reflects a $21 million increase from product sales as well as a $7.2 million increase in terminaling. Pipeline revenues were down by $860,000 compared with the third quarter last year due to weather, with the planting season being later this year than last, which resulted in decreases in volumes shipped and the price per ton on the anhydrous ammonia pipeline. These decreases were partially offset by increases on the petroleum pipeline side. Pipeline operating income was affected by unusually high maintenance and repair expenses relating to this year's planned integrity management program, as well as increases in power and fuel costs. Terminaling delivered a strong $3.4 million increase in operating income, and product sales increased operating income by $2.0 million over the third quarter last year."

Pipeline revenues for the third quarter 2004 (see Supplemental Information in the attached table) were $30.6 million, compared with $31.4 million for the third quarter last year. Pipeline operating income was $11.6 million, compared with $14.8 million last year. Petroleum pipeline barrel miles shipped in the third quarter were 5.9 billion, compared with 5.4 billion in the third quarter last year.

Terminaling revenues for the third quarter 2004 (see Supplemental Information in the attached table) were $65.3 million, compared with $58.1 million for the third quarter last year. Terminaling operating income increased to $19.2 million, compared with $15.7 million last year. Terminaling average annual barrels of tankage utilized were 48.7 million in the third quarter, compared with 45.9 million last year, and the average annualized revenues per barrel of tankage utilized for the second quarter were $5.33 compared with $5.02 for the third quarter last year.

Product sales revenues for the third quarter 2004 (see Supplemental Information in the attached table) were $71.8 million, compared with $50.9 million for the third quarter last year. Product sales operating income was $3.4 million, compared with $1.4 million last year.

ABOUT KANEB

KANEB is a single business represented by two separate publicly traded entities on the New York Stock Exchange. KANEB's business is focused on mid-stream energy assets -- refined petroleum product pipelines, and petroleum and specialty liquids storage and terminaling facilities. KANEB is a major transporter of refined petroleum products in the Midwest and is the third largest independent liquids terminaling company in the world. Worldwide operations include facilities in 29 states, Canada, the Netherlands Antilles, Australia, New Zealand and the United Kingdom. Its publicly traded entities are Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P., (NYSE: KPP, "the Partnership"). For more information, visit www.kaneb.com.

Kaneb Services LLC was formed as a limited liability company in 2001 from assets previously held by Kaneb Services, Inc. (now Xanser Corporation). Those assets include the KPP general partner interest and incentive as well as 5.1 million Partnership units, a wholesale petroleum product marketing company, and a wholly owned subsidiary, Kaneb Pipe Line Company LLC, that manages and operates the pipeline and terminaling assets of KPP. KSL is a unique limited liability company, the only publicly traded, cash distributing entity taxed as a partnership that owns the general partner interest of another publicly traded master limited partnership.

Kaneb Pipe Line Partners, L.P., a master limited partnership, was formed in 1989 to own a 2,075 mile common carrier pipeline system from Kansas to North Dakota that has been managed by Kaneb Pipe Line Company LLC since 1953. Pipeline acquisitions in 1995 and 1998 added 725 miles of pipeline in Colorado, Iowa, South Dakota and Wyoming. In 2002, the Partnership acquired the largest fertilizer pipeline in the country, a 2,000-mile pipeline system that runs from the Louisiana Gulf Coast to the upper Midwest states. In December 2002, the Partnership acquired a 400 mile products pipeline and four terminals in North Dakota and Minnesota. The Partnership entered the liquids terminaling business with a large acquisition in 1993, and has more than tripled the size of this operation through subsequent acquisitions. In 2001, the Partnership completed a $165 million acquisition of seven West Coast, U.S. terminals. In 2002, the Partnership completed a $300 million acquisition of two world-class terminaling facilities located in Point Tupper, Nova Scotia, Canada and on the island of St. Eustatius in the Netherlands Antilles and the acquisition of eight bulk liquid storage terminals in Australia and New Zealand.

Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

                         KANEB PIPE LINE PARTNERS, L.P.
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per unit amounts)
                                  (Unaudited)

                                                                          Three Months              Nine Months
                                                                       Ended September 30,       Ended September 30,
                                                                     ----------------------    ----------------------
                                                                        2004         2003         2004         2003
                                                                     ---------    ---------    ---------    ---------
Revenues:
        Services                                                     $  95,898    $  89,539    $ 280,654    $ 265,694
        Products                                                        71,770       50,865      187,385      162,415
                                                                     ---------    ---------    ---------    ---------
                Total revenues                                         167,668      140,404      468,039      428,109
                                                                     ---------    ---------    ---------    ---------
Costs and expenses:
        Cost of products sold                                           65,996       46,835      172,202      146,035
        Operating costs                                                 46,407       42,366      132,722      125,564
        Depreciation and amortization                                   14,050       13,188       41,677       39,814
        General and administrative                                       7,069        5,999       19,080       18,041
                                                                     ---------    ---------    ---------    ---------
                Total costs and expenses                               133,522      108,388      365,681      329,454
                                                                     ---------    ---------    ---------    ---------
Operating income                                                        34,146       32,016      102,358       98,655

Interest and other income                                                  125           43          165          132

Interest expense                                                       (10,719)     (10,660)     (31,667)     (28,178)
                                                                     ---------    ---------    ---------    ---------
Income before minority interest, income taxes and cumulative
        effect of change in accounting principle                        23,552       21,399       70,856       70,609

Minority interest in net income                                           (223)        (203)        (678)        (668)

Income tax expense                                                      (1,261)      (1,076)      (3,055)      (3,815)
                                                                     ---------    ---------    ---------    ---------
Income before cumulative effect of change in accounting principle       22,068       20,120       67,123       66,126

Cumulative effect of change in accounting principle - adoption of
        new accounting standard for asset retirement obligations          --           --           --         (1,577)
                                                                     ---------    ---------    ---------    ---------
Net income                                                              22,068       20,120       67,123       64,549

General partner's interest in net income                                (2,468)      (2,275)      (7,240)      (6,174)
                                                                     ---------    ---------    ---------    ---------
Limited partners' interest in net income                             $  19,600    $  17,845    $  59,883    $  58,375
                                                                     =========    =========    =========    =========
Allocation of net income per unit:
        Before cumulative effect of change in accounting principle   $    0.69    $    0.63    $    2.11    $    2.19
        Cumulative effect of change in accounting principle               --           --           --          (0.06)
                                                                     ---------    ---------    ---------    ---------
                                                                     $    0.69    $    0.63    $    2.11    $    2.13
                                                                     =========    =========    =========    =========
Weighted average number of Partnership units outstanding                28,325       28,318       28,320       27,403
                                                                     =========    =========    =========    =========

                         KANEB PIPE LINE PARTNERS, L.P.
                            SUPPLEMENTAL INFORMATION
                                  (Unaudited)


                                                            Three Months              Nine Months
                                                         Ended September 30,       Ended September 30,
                                                       ----------------------    ----------------------
                                                          2004         2003         2004         2003
                                                       ---------    ---------    ---------    ---------
Revenues (in 000s):
        Pipeline                                       $  30,589    $  31,449    $  89,102    $  88,807
        Terminaling                                       65,309       58,090      191,552      176,887
        Product sales                                     71,770       50,865      187,385      162,415
                                                       ---------    ---------    ---------    ---------
                                                       $ 167,668    $ 140,404    $ 468,039    $ 428,109
                                                       =========    =========    =========    =========
Operating income (in 000s):
        Pipeline                                       $  11,569    $  14,839    $  34,803    $  39,036
        Terminaling                                       19,181       15,732       58,541       51,567
        Product sales                                      3,396        1,445        9,014        8,052
                                                       ---------    ---------    ---------    ---------
                                                       $  34,146    $  32,016    $ 102,358    $  98,655
                                                       =========    =========    =========    =========
Depreciation and amortization (in 000s):
        Pipeline                                       $   3,649    $   3,540    $  10,872    $  10,548
        Terminaling                                       10,182        9,433       30,162       28,533
        Product sales                                        219          215          643          733
                                                       ---------    ---------    ---------    ---------
                                                       $  14,050    $  13,188    $  41,677    $  39,814
                                                       =========    =========    =========    =========
Capital expenditures (in 000s):
        Maintenance and environmental                  $   5,812    $   1,456    $  17,439    $  13,545
        Expansion                                          2,602        8,085        8,315       18,508
                                                       ---------    ---------    ---------    ---------
                                                       $   8,414    $   9,541    $  25,754    $  32,053
                                                       =========    =========    =========    =========
EBITDA (in 000s):
        Income before cumulative effect of change in
                accounting principle                   $  22,068    $  20,120    $  67,123    $  66,126
        Interest expense                                  10,719       10,660       31,667       28,178
        Income tax expense                                 1,261        1,076        3,055        3,815
        Depreciation and amortization                     14,050       13,188       41,677       39,814
        Interest and other income                           (125)         (43)        (165)        (132)
        Minority interest in net income                      223          203          678          668
                                                       ---------    ---------    ---------    ---------
                                                       $  48,196    $  45,204    $ 144,035    $ 138,469
                                                       =========    =========    =========    =========
Pipeline operating statistics:
        Barrel miles shipped on petroleum
                pipelines (in billions)                      5.9          5.4         16.7         15.8
                                                       =========    =========    =========    =========
        Volumes shipped on anhydrous ammonia
                pipeline (in thousands of tons)              246          288          822          876
                                                       =========    =========    =========    =========
Terminaling operating statistics:
        Average barrels of tankage
             utilized (in millions)                         48.7         45.9         48.2         47.1
                                                       =========    =========    =========    =========
        Average annualized revenues per barrel
             of tankage utilized                       $    5.33    $    5.02    $    5.31    $    5.02
                                                       =========    =========    =========    =========

                               KANEB SERVICES LLC
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                                                  Three Months              Nine Months
                                                                               Ended September 30,       Ended September 30,
                                                                             ----------------------    ----------------------
                                                                                2004         2003         2004         2003
                                                                             ---------    ---------    ---------    ---------

Consolidated revenues:
        Services                                                             $  95,898    $  89,539    $ 280,654    $ 265,694
        Products                                                               176,344      125,053      478,969      386,021
                                                                             ---------    ---------    ---------    ---------
                Total consolidated revenues                                    272,242      214,592      759,623      651,715
                                                                             ---------    ---------    ---------    ---------
Consolidated costs and expenses:
        Cost of products sold                                                  168,458      119,767      458,253      366,531
        Operating costs                                                         46,648       42,577      133,443      126,190
        Depreciation and amortization                                           14,056       13,198       41,701       39,845
        General and administrative                                               8,153        6,799       21,850       20,469
                                                                             ---------    ---------    ---------    ---------
                Total consolidated costs and expenses                          237,315      182,341      655,247      553,035
                                                                             ---------    ---------    ---------    ---------
Consolidated operating income                                                   34,927       32,251      104,376       98,680

Consolidated interest and other income                                             148           69          241          208

Consolidated interest expense                                                  (10,930)     (10,855)     (32,279)     (28,816)
                                                                             ---------    ---------    ---------    ---------
Consolidated income before gain on issuance of units by KPP, income taxes, interest of outside non-controlling partners in KPP's net income and cumulative effect of change in
        accounting principle                                                    24,145       21,465       72,338       70,072

Gain on issuance of units by KPP                                                  --           --           --         10,898

Income tax expense                                                              (1,259)        (969)      (3,028)      (3,597)

Interest of outside non-controlling partners in KPP's net income               (16,075)     (14,634)     (49,109)     (49,151)
                                                                             ---------    ---------    ---------    ---------
Income before cumulative effect of change in accounting principle                6,811        5,862       20,201       28,222

Cumulative effect of change in accounting principle - adoption of
        new accounting standard for asset retirement obligations                  --           --           --           (313)
                                                                             ---------    ---------    ---------    ---------
Net income                                                                   $   6,811    $   5,862    $  20,201    $  27,909
                                                                             =========    =========    =========    =========
Earnings per share:
        Basic:
                Before cumulative effect of change in accounting principle   $    0.58    $    0.50    $    1.72    $    2.45
                Cumulative effect of change in accounting principle               --           --           --          (0.03)
                                                                             ---------    ---------    ---------    ---------
                                                                             $    0.58    $    0.50    $    1.72    $    2.42
                                                                             =========    =========    =========    =========
        Diluted:
                Before cumulative effect of change in accounting principle   $    0.57    $    0.49    $    1.70    $    2.41
                Cumulative effect of change in accounting principle               --           --           --          (0.03)
                                                                             ---------    ---------    ---------    ---------
                                                                             $    0.57    $    0.49    $    1.70    $    2.38
                                                                             =========    =========    =========    =========

                               KANEB SERVICES LLC
                            SUPPLEMENTAL INFORMATION
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                                           Three Months               Nine Months
                                                                        Ended September 30,       Ended September 30,
                                                                      ----------------------    ----------------------
                                                                         2004         2003         2004         2003
                                                                      ---------    ---------    ---------    ---------

Income before cumulative effect of change in accounting principle     $   6,811    $   5,862    $  20,201    $  28,222
Gain on issuance of units by KPP                                           --           --           --        (10,898)
                                                                      ---------    ---------    ---------    ---------

Income before gain on issuance of units by KPP and cumulative
        effect of change in accounting principle                      $   6,811    $   5,862    $  20,201    $  17,324
                                                                      =========    =========    =========    =========
Diluted earnings per share before gain on issuance of units by
        KPP and cumulative effect of change in accounting principle   $    0.57    $    0.49    $    1.70    $    1.47
                                                                      =========    =========    =========    =========
Weighted average diluted shares outstanding                              11,968       11,889       11,902       11,751
                                                                      =========    =========    =========    =========
Consolidated revenues (including KPP):
        Pipeline                                                      $  30,589    $  31,449    $  89,102    $  88,807
        Terminaling                                                      65,309       58,090      191,552      176,887
        Product Marketing                                               176,344      125,053      478,969      386,021
                                                                      ---------    ---------    ---------    ---------
                                                                      $ 272,242    $ 214,592    $ 759,623    $ 651,715
                                                                      =========    =========    =========    =========
Consolidated operating income (including KPP):
        Pipeline                                                      $  11,569    $  14,839    $  34,803    $  39,036
        Terminaling                                                      19,181       15,732       58,541       51,567
        Product Marketing                                                 4,877        2,219       12,787        9,634
        General and administrative expenses                                (700)        (539)      (1,755)      (1,557)
                                                                      ---------    ---------    ---------    ---------
                                                                      $  34,927    $  32,251    $ 104,376    $  98,680
                                                                      =========    =========    =========    =========
Supplemental cash flow information:
        Distributions received from KPP                               $   7,095    $   6,320    $  20,770    $  18,401
        General and administrative expenses                                (524)        (539)      (1,579)      (1,557)
        Parent Company interest expense                                    (143)        (147)        (417)        (474)
                                                                      ---------    ---------    ---------    ---------
                                                                      $   6,428    $   5,634    $  18,774    $  16,370
                                                                      =========    =========    =========    =========